UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 26, 2014

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON		98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amended Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K, filed by Nordstrom, Inc. (the “Company”) with the Securities and Exchange Commission on March 4, 2014, relating to compensatory arrangements of the Company’s five Named Executive Officers (the “NEOs”) as set forth in the Company’s proxy statement dated April 1, 2013. As referenced in the original filing, the number of stock options to be awarded to the NEOs was to be determined pursuant to an established formula, but at the time of the filing of the Current Report on Form 8-K not all inputs for that formula were available. For that reason, the number of stock options actually awarded was indeterminable. This amended Current Report on Form 8-K/A is being filed to update the prior filing and provide this information.

As previously reported in the Current Report on Form 8-K, on February 26, 2014 the Compensation Committee (the “Committee”) of the Board of Directors of the Company awarded stock option grants, effective March 3, 2014, to the Company’s five NEOs. The exercise price of these options was $61.21, the fair market value of the Company’s common stock at the close of market trading on March 3, 2014. The number of stock options awarded to each of the NEOs is provided in the table below.

Named Executive Officer	2014 Stock Options Awarded
Blake W. Nordstrom President	56,726
Peter E. Nordstrom EVP and President – Merchandising	56,726
Erik B. Nordstrom EVP and President – Stores	56,726
Michael G. Koppel EVP and Chief Financial Officer	39,434
Daniel F. Little EVP and Chief Information Officer	26,289

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: March 26, 2014

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